EXHIBIT 23.2

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals

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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2/A-3 of Xtra-Gold Resources Corp. and Subsidiaries of our report dated March 2, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.



                                                        "DAVIDSON & COMPANY LLP"

Vancouver, Canada

April 25, 2007                                             Chartered Accountants

                          A Member of SC INTERNATIONAL
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           1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172